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                            EXHIBIT 9


                  AMENDMENT TO RIGHTS AGREEMENT

          AMENDMENT, dated as of September 2, 1994 (the "Amendment"), to the Rights Agreement, dated as of February 10, 1988 (the "Rights Agreement"), between Joslyn Corporation, an Illinois corporation (the "Corporation"), and The First National Bank of Chicago, a national banking corporation (the "Rights Agent").

          Pursuant to and in compliance with Section 26 of the Rights Agreement, the Corporation and the Rights Agent desire to amend the Rights Agreement as set forth in this Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights
Agreement, the parties hereto hereby agree as follows:

          1. Section 1(a) of the Rights Agreement is hereby amended by deleting such Section in its entirety and by adding the following in lieu thereof:

               "(a) "Acquiring Person" shall mean any
          Person who or which, together with all
          Affiliates and Associates of such Person, (i) was the Beneficial Owner, as of September 2, 1994, of 15% or more of the shares of Common
          Stock of the Corporation then outstanding (an
          "Existing Holder") and thereafter shall
          become the Beneficial Owner of a percentage of the shares of Common Stock of the Corporation then outstanding equal to or


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          greater than the percentage of shares of
          Common Stock of the Corporation beneficially owned by such Existing Holder, together with all Affiliates and Associates of such Existing Holder, as of September 2, 1994, plus 1% (the "Increased Percentage") or (ii) is not an Existing Holder but is or becomes the Beneficial Owner of 15% or more of the shares of Common Stock of the Corporation then outstanding, but in any case shall not include the Corporation, any Subsidiary of, or other Person controlled by, the Corporation, any employee benefit plan of the Corporation or any Subsidiary of the Corporation, or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Corporation which, by reducing the number of shares of Common Stock of the Corporation outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to, in the case of an Existing Holder, a percentage equal to or greater than the Increased Percentage or, in the case of any other Person, 15% or more of the shares of Common Stock of the Corporation then outstanding; PROVIDED, HOWEVER, that if a Person, other than those Persons excepted in the first sentence of this Section 1(a), shall become the Beneficial Owner of, in the case of an Existing Holder, a percentage equal to or greater than the Increased
          Percentage or, in the case of any other
          Person, 15% or more of the shares of Common
          Stock of the Corporation then outstanding, by reason of acquisitions of shares of Common
          Stock by the Corporation and shall, after such acquisitions of shares of Common Stock by the Corporation, become the Beneficial
          Owner of any additional shares of Common
          Stock of the Corporation, then such Person shall be deemed to be an "Acquiring Person".
          Notwithstanding the foregoing, if the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph
          (a), has become such inadvertently, and such Person divests as promptly as practicable a

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          sufficient number of shares of Common Stock
          so that such Person would no longer be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph
          (a), then such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Agreement."


          2. Section 1(i) of the Rights Agreement is hereby amended by deleting such Section in its entirety and by adding the following in lieu thereof:

               "(i) "Section 11(a)(ii) Event" shall
          refer to any Person becoming an Acquiring
          Person (unless the event causing such Person to become an Acquiring Person is a transaction described in Section 13(a))."


          3. Section 3(a) of the Rights Agreement is hereby amended by inserting in the seventh line the phrase "(or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person)" after the words "Business Day".

          4. Section 3(a) of the Rights Agreement is hereby amended by deleting "30% or more of the shares of Common Stock then outstanding" from the seventeenth and eighteenth lines thereof and inserting the following phrase in lieu thereof:

          ", in the case of any Person who is an
          Existing Holder, the Increased Percentage or more, or, in the case of any other Person, 15% or more, of the shares of Common Stock of the Corporation then outstanding"

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          5.   Section 3(c) of the Rights Agreement is hereby
amended by inserting "and amended as of September 2, 1994" following "February 10, 1988" in the sixth line of the legend set forth therein.

          6. Section 11(a)(ii) of the Rights Agreement is hereby amended by deleting such Section in its entirety and by adding the following in lieu thereof:

               "(ii) In the event any Person shall
          become an Acquiring Person (unless the event causing such Person to become an Acquiring
          Person is a transaction described in Section
          13(a)), then proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof), shall thereafter have a right to receive, upon exercise thereof, the then number of shares of Common Stock of the Corporation for which a Right was exercisable on the date on which a Person has become an Acquiring Person
          (such number of shares being herein referred to as the "Adjustment Shares") at an adjusted
          Purchase Price (the "Section 11 Price") equal to the product obtained by multiplying the number of Adjustment Shares by the greater of
          (A) 20% of the Current Market Price (as
          determined pursuant to Section 11(d) hereof) per share of Common Stock on the date on which a Person has become an Acquiring Person and (B) the par value per share of Common
          Stock; and, following the date on which a Person has become an Acquiring Person, the
          Section 11 Price shall be the "Purchase
          Price" for all purposes of this Agreement
          (other than Section 13 hereof)."


          7. Section 11(p) of the Rights Agreement is hereby amended by deleting the phrase "or as a Passive Holder" at the end of the second sentence thereof.


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          8.   Section 13(d) of the Rights Agreement is hereby
deleted in its entirety.

          9. Section 23(a) of the Rights Agreement is hereby amended by placing a period at the end of page 44 of the Rights
Agreement and deleting the following phrase at the top of page 45 thereof in its entirety:

          "unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding shares of Common Stock not beneficially owned by such Person (or by its Affiliates or Associates)."


         10.   The Form of Rights Certificate attached to the
Rights Agreement as Exhibit A is hereby amended by inserting after "1988" in the second line of page A-2 thereof the phrase
"and amended as of September 2, 1994".

         11. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

         12. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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         13.   Except as expressly set forth herein, this
Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights
Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


Attest:                       JOSLYN CORPORATION


By  Wayne M. Koprowski        By   L. G. Wolski
    ------------------             ------------------
Name:  Wayne M. Koprowski     Name:  L. G. Wolski
Title: Secretary              Title: Executive Vice President


Attest:                       THE FIRST NATIONAL BANK OF
                                 CHICAGO


By  L. Woods                  By    R. Wiencek
    -------------------             ------------------------
Name:  L. Woods               Name:  R. Wiencek
Title: Vice President         Title: Asst. Vice President



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